EXHIBIT 4.10

SUPPLEMENTAL INDENTURE
dated as of December 18, 2014
among
CENTURY ALUMINUM COMPANY,
The Guarantor(s) Party Hereto
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee
____________________
7.500% SENIOR SECURED NOTES DUE 2021

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of December 18, 2014, among Century Aluminum Company, a Delaware corporation (the “Company”), Century Aluminum of South Carolina, Inc., a Delaware corporation and Mt. Holly Commerce Park, LLC, a South Carolina limited liability company (each of Century Aluminum of South Carolina, Inc. and Mt. Holly Commerce Park, LLC, an “Undersigned”) and Wilmington Trust, National Association, as trustee (the “Trustee”).
RECITALS
WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of June 4, 2013 (the “Indenture”), relating to the Company’s 7.500% Senior Secured Notes due 2021 (the “Notes”);
WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Domestic Restricted Subsidiaries (other than Foreign-Owned Parent Holding Companies and Foreign Holding Companies) to provide Guarantees;
WHEREAS, on December 1, 2014, Berkeley Aluminum, Inc., a Delaware corporation and subsidiary of CAC (“Berkeley”) acquired all of the issued and outstanding capital stock (the “Acquisition”) of Alumax of South Carolina, Inc., a Delaware corporation (“Mt. Holly Target”) and its subsidiary Mt. Holly Commerce Park, LLC;
WHEREAS, promptly following the Acquisition, Berkeley was merged with and into Mt. Holly Target with Mt. Holly Target surviving under the name “Century Aluminum of South Carolina, Inc.”; and
WHEREAS, as a result of such transactions, the Undersigned became wholly-owned subsidiaries of the Company and shall become Guarantors under the Indenture pursuant to this Supplement Indenture.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2.     Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.
Section 3.     This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.     This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
Section 5.     This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.
Section 6.     The Trustee makes no representation as to the validity or adequacy of this Supplemental Indenture or the recitals contained herein. The Trustee shall not be responsible or liable for the validity or sufficiency of this Supplemental Indenture. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided. The Company and each Guarantor expressly reaffirms and confirms its obligation to indemnify the Trustee in connection with the Indenture and this Supplemental Indenture and the actions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
CENTURY ALUMINUM COMPANY, as Issuer

By:	/s/ Jesse E. Gary
	Name:	Jesse E. Gary
	Title:	Executive Vice President,
General Counsel and Secretary
CENTURY ALUMINUM OF SOUTH CAROLINA, INC., as a Guarantor

By:	/s/ Jesse E. Gary
	Name:	Jesse E. Gary
	Title:	President
MT. HOLLY COMMERCE PARK, as a Guarantor

By:	/s/ Jesse E. Gary
	Name:	Jesse E. Gary
	Title:	President
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua C. Jones
	Name:	Joshua C. Jones
	Title:	Assistant Vice President